As filed with the Securities and Exchange Commission on March 10, 2000
                                                       Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                             PLAYTEX PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                    51-0312772
    (State or other jurisdiction of                      (IRS Employer
    incorporation or organization)                     Identification No.)

                           ---------------------------
                              300 Nyala Farms Road
                           Westport, Connecticut 06880
               (Address of Principal Executive Offices) (Zip Code)

           PLAYTEX 1994 STOCK OPTION PLAN FOR DIRECTORS AND EXECUTIVE
                   AND KEY EMPLOYEES OF PLAYTEX PRODUCTS, INC.
                            (Full titles of the Plan)

                            Paul E. Yestrumskas, Esq.
                  Vice President, General Counsel and Secretary
                             Playtex Products, Inc.
                              300 Nyala Farms Road
                           Westport, Connecticut 06880
                                 (203) 341-4000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Each Class of        Amount to be       Proposed Maximum Offering           Proposed Maximum              Amount of
 Securities to be Registered       Registered           Price Per Share (1)        Aggregate Offering Price (1)    Registration Fee
------------------------------  -----------------  -----------------------------  ------------------------------  ------------------
Common Stock, par value
$0.01 per share                   2,000,000 (2)               $11.47                       $22,940,000                $6,056.16
------------------------------  -----------------  -----------------------------  ------------------------------  ------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock, $.01 per share par value ("Common Stock"), of Playtex Products, Inc. ("PYX") as reported by the New York Stock Exchange on March 7, 2000.

(2) Plus such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc., for stock dividends, splits, combinations or other changes or recapitalizations or similar transactions.

================================================================================

         The contents of (i) the Registration Statement on Form S-8 (File No. 333-48461) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on March 23, 1998 and (ii) the Registration Statement on Form S-8 (File No. 333-31703) previously filed by Playtex Products, Inc., with the Securities and Exchange Commission on July 21, 1997, are hereby incorporated by reference in this Registration Statement. This registration statement is being filed for the sole purpose of increasing the number of shares registered under the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees at Playtex Products, Inc. by 2,000,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on March 8, 2000.

                              PLAYTEX PRODUCTS, INC.
                              (Registrant)

                              By: /s/ PAUL E. YESTRUMSKAS
                                  -----------------------
                                  Paul E.  Yestrumskas
                                  Vice President, General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Glenn A. Forbes and Paul
E. Yestrumskas his true and lawful attorney-in- fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorney-in-Fact and Agent and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signatures            Title                                Date
        ----------            -----                                ----

 /s/ ROBERT B. HAAS           Chairman of the Board and            March 8, 2000
 ------------------------     Director
     Robert B. Haas

 /s/ MICHAEL R. GALLAGHER     Chief Executive Officer and          March 8, 2000
 ------------------------     Director (Principal Executive
     Michael R. Gallagher     Officer)

        Signatures            Title                                Date
        ----------            -----                                ----

 /s/ GLENN A. FORBES          Vice President, Finance and          March 8, 2000
 ------------------------     Acting Chief Financial Officer
     Glenn A. Forbes          (Principal Financial and
                              Accounting Officer)

 /s/ C. ANN MERRIFIELD        Director                             March 8, 2000
 ------------------------
     C. Ann Merrifield

                              Director
 ------------------------
     Richard C. Blum

 /s/ DOUGLAS D. WHEAT         Director                             March 8, 2000
 ------------------------
     Douglas D. Wheat

 /s/ MICHAEL R. EISENSON      Director                             March 8, 2000
 ------------------------
     Michael R. Eisenson

 /s/ KENNETH F. YONTZ         Director                             March 8, 2000
 ------------------------
     Kenneth F. Yontz

 /s/ TIMOTHY O. FISHER        Director                             March 8, 2000
 ------------------------
     Timothy O. Fisher

 /s/ JEFFREY W. UBBEN         Director                             March 8, 2000
 ------------------------
     Jeffrey W. Ubben

 /s/ WYCHE H. WALTON          Director                             March 8, 2000
 ------------------------
     Wyche H. Walton

                                INDEX TO EXHIBITS
                                -----------------

Exhibits
--------

5      --   Opinion of counsel to the Company, regarding the legality of the
            Common Stock being registered.

23.1   --   Consent of KPMG LLP (Independent Accountants)

23.2   --   Consent of counsel (included in Exhibit 5).

24     --   Power of Attorney (included in the signature page to this
            registration statement).